                                                                       EXHIBIT 1


ATLANTIC AMERICAN CORPORATION
401(K) RETIREMENT SAVINGS PLAN


Financial Statements and Schedules
as of December 31, 2000 and 1999
Together With Auditors' Report

                          ATLANTIC AMERICAN CORPORATION

                         401(K) RETIREMENT SAVINGS PLAN


                       FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 2000 AND 1999





                                TABLE OF CONTENTS



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


FINANCIAL STATEMENTS

         Statements of Net Assets Available for Plan Benefits--December 31, 2000 and 1999

         Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 2000


NOTES TO FINANCIAL STATEMENTS AND SCHEDULES


SCHEDULES SUPPORTING FINANCIAL STATEMENTS

         Schedule I: Schedule H, Line 4i--Schedule of Assets (Held at End of Year)--December 31, 2000

         Schedule II: Schedule G, Part III--Nonexempt Transactions for the Year Ended December 31, 2000

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Atlantic American Corporation 401(k)
Retirement Savings Plan:


We have audited the accompanying statements of net assets available for plan benefits of the ATLANTIC AMERICAN CORPORATION 401(K) RETIREMENT SAVINGS PLAN as of December 31, 2000 and 1999 and the related statement of changes in net assets available for plan benefits for the year ended December 31, 2000. These financial statements and the schedules referred to below are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements and the schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits as of December 31, 2000 and 1999 and the changes in net assets available for plan benefits for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of assets (held at end of year) and nonexempt transactions are presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Atlanta, Georgia
June 1, 2001

                          ATLANTIC AMERICAN CORPORATION

                         401(K) RETIREMENT SAVINGS PLAN


              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                           DECEMBER 31, 2000 AND 1999

                                                   2000                1999
                                                ----------          ----------
INVESTMENTS, AT FAIR VALUE                      $4,834,695          $5,018,532

CASH                                                 1,547                   0

PARTICIPANT CONTRIBUTIONS RECEIVABLE                28,721                   0

EMPLOYER CONTRIBUTIONS RECEIVABLE                   33,314                   0
                                                ----------          ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS          $4,898,277          $5,018,532
                                                ==========          ==========

        The accompanying notes are an integral part of these statements.

                          ATLANTIC AMERICAN CORPORATION

                         401(K) RETIREMENT SAVINGS PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

ADDITIONS:
    Contributions:
       Participant contributions                                  $   400,956
       Employer contributions                                         155,012
       Roll-over contributions                                         41,718
                                                                  -----------
              Total contributions                                     597,686
    Interest and dividend income                                      163,179
                                                                  -----------
              Total additions                                         760,865
                                                                  -----------
DEDUCTIONS:
    Benefit payments to participants                                 (427,546)
    Net depreciation in fair market value of investments             (453,574)
                                                                  -----------
              Total deductions                                       (881,120)
                                                                  -----------
NET DECREASE                                                         (120,255)

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
    Beginning of year                                               5,018,532
                                                                  -----------
    End of year                                                   $ 4,898,277
                                                                  ===========

         The accompanying notes are an integral part of this statement.

                          ATLANTIC AMERICAN CORPORATION

                         401(K) RETIREMENT SAVINGS PLAN


                   NOTES TO FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 2000 AND 1999

1.       PLAN DESCRIPTION

         The following description of the Atlantic American Corporation 401(k) Retirement Savings Plan (the "Plan") provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

         GENERAL

         The Plan is a defined contribution plan established by Atlantic American Corporation (the "Company") for the benefit of eligible employees of the Company. All employees of the Company, except collective bargaining employees, nonresident aliens, and leased employees, are eligible to participate on the first day of the upcoming quarter in which the individual became an employee of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

         PLAN ADMINISTRATION

         AMVESCAP National Trust Company (the "Trustee") is the Trustee of the Plan and has custodial responsibility for the Plan's assets, except for company stock which is held by State Street Bank and Trust Company, including the authority and power to, among other things, invest the principal and income of the Plan's assets.

         CONTRIBUTIONS

         Participants may elect to contribute in 1% increments up to 16% of their annual compensation, as defined by the Plan, subject to certain limitations under the Internal Revenue Code (the "Code") into any of the investment funds offered by the Plan. A participant may change his/her deferral percentage on a quarterly basis. Participants may also contribute amounts representing distributions from other qualified benefit plans. These contributions are classified as roll-over contributions in the statement of changes in net assets available for plan benefits for the year ended December 31, 2000. The Company provides a matching contribution equal to a certain percentage of the participant's contributions. For the year ended December 31, 2000, the Company's matching contribution equaled 50% of the first 6% of each participant's contribution. All Company matching contributions are in Company common stock. A participant can elect to transfer the Company contributions into another investment fund only after the participant is fully vested in the Company matching contributions.

         VESTING

         Participants are always fully vested in their own contributions. Each participant becomes vested in the company contributions based on years of continuous service. Effective October 1, 2000, the vesting percentage for company contributions was amended as follows:


                                          PRIOR TO      EFFECTIVE
                                          OCTOBER 1,    OCTOBER 1,
                                             2000          2000
                                          ----------    ----------
                  Years of service:
                      Less than one             0%            0%
                      One                      10            20
                      Two                      20            40
                      Three                    30            60
                      Four                     40            80
                      Five                     60           100
                      Six                      80           N/A
                      Seven or more           100           N/A

         Participants become fully vested upon retirement, death, or disability.

         BENEFITS

         Upon termination of service due to death, disability, retirement, or separation from service, a participant or his/her beneficiary may elect to receive an amount equal to the value of the participant's vested interest in his/her account. The form of payment, selected by the participant or his/her beneficiary, is either a lump-sum distribution, an annuity to be paid in monthly installments over a fixed number of years, or a direct rollover into a qualified retirement plan or individual retirement account.

         PARTICIPANT ACCOUNTS

         Individual accounts are maintained for each of the Plan's participants and reflect the participant's contributions, employer contributions, and the participant's share of the Plan's investment income (loss). Allocations of income (loss) are based on the proportion that each participant's account balance bears to the total of all participant account balances and their investment elections.

         INVESTMENT OPTIONS

         Participants may direct their contributions and any related earnings into several investment options in 10% increments. Participants may change their investment elections once each calendar quarter. The participants in the Plan can invest in any of the following investment options:

                  - Atlantic American Corporation Common Stock--Funds are invested in common stock of the Company.

                  - INVESCO Cash Reserves Fund--Mutual fund which invests in short-term obligations such as commercial paper, U.S. government and government agency obligations, and repurchase agreements.

                  - INVESCO Equity Income Fund--Mutual fund which invests in dividend-paying common and preferred stocks of large U.S. companies and in convertible bonds, debt issues, and preferred stocks.

                  - INVESCO Select Income Fund--Mutual fund which invests primarily in bonds and marketable debt securities of established companies.

                  - INVESCO Balanced Fund--Mutual fund which invests in common stocks and in fixed income securities including preferred stocks, convertible securities, and bonds.

                  - INVESCO Dynamics Fund--Mutual fund which invests in common stocks of mid-sized companies in addition to preferred stocks, convertible securities, and bonds.

                  - INVESCO Small Company Growth Fund--Mutual fund which invests in small-capitalization companies in the developing stage.

                  - IRT 500 Index Fund--Funds are invested in a collective trust which seeks to provide total returns that closely replicate those of the Standard and Poor's 500 composite index.

                  - AIM Basic Value Fund--Mutual fund which invests in under-valued securities, investment-grade nonconvertible debt securities, U.S. government securities, high-quality money market instruments, and foreign securities.

                  - Janus Twenty Fund--Mutual fund which invests primarily in common stocks selected for long-term growth potential.

                  - Janus Advisor Worldwide Fund--Mutual fund which invests primarily in common stocks of companies of any size located throughout the world.

         Investment securities, in general, are exposed to various risks, including interest rate, credit, and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for plan benefits.

         FORFEITURES

         Amounts forfeited from nonvested accounts are used to reduce future employer contributions.

         PARTICIPANT LOANS

         Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of the accumulated employee contribution balance. Participants may elect to have their loans disbursed from specific investment funds. Loan terms range from six months to five years or within a reasonable time if used for the purchase of a primary residence. The loans are secured by the vested value of the participants' account balance and bear interest at the prime rate of interest on the date of the loan, plus 1%. Principal and interest are paid ratably through payroll deductions of not less than $10 per pay period, or in a single lump sum.

         ADMINISTRATIVE EXPENSES

         The Company pays all administrative expenses of the Plan, including trustee fees.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

         BASIS OF ACCOUNTING

         The accompanying financial statements have been prepared using the accrual basis of accounting.

         USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported additions and deductions during the reporting period. Actual results could differ from those estimates.

         VALUATION OF INVESTMENTS

         All investments are stated at fair value. Securities traded on national securities exchanges are valued at the closing price on the last day of the plan year; investments traded in over-the-counter markets and listed securities for which no sale was reported on that date are valued at the last reported bid price. Purchases and sales of securities and mutual funds are reflected on a trade-date basis.

         NET APPRECIATION (DEPRECIATION)

         Net realized gains (losses) and unrealized appreciation (depreciation) are recorded in the accompanying statement of changes in net assets available for plan benefits as net depreciation in fair value of investments.

3.       INVESTMENTS

         The fair market values of individual investments that represent 5% or more of the Plan's net assets as of December 31, 2000 and 1999 are as follows:

                                                                                           2000              1999
                                                                                       ------------      ------------
                  Atlantic American Corporation common stock                           $    541,018      $    577,946
                  INVESCO Cash Reserves Fund                                                277,210           336,387
                  INVESCO Equity Income Fund                                                970,297         1,011,639
                  INVESCO Select Income Fund                                                267,618           292,036
                  INVESCO Balanced Fund                                                     798,512           854,857
                  INVESCO Dynamics Fund                                                   1,945,293         1,920,200

         Net depreciation in fair value of investments by major investment type for the year ended December 31, 2000 is as follows:

                           Common stock--Atlantic American Corporation                          $(101,865)
                           Mutual funds                                                          (351,709)
                                                                                                ---------
                                                                                                $(453,574)
                                                                                                =========

4.       NONPARTICIPANT-DIRECTED INVESTMENTS

         Information about the net assets as of December 31, 2000 and 1999 and the significant components of the change in net assets for the year ended December 31, 2000 relating to the Company's common stock (nonparticipant-directed investments) is as follows:

                                                                                2000               1999
                                                                              --------           --------
                  Net assets:
                      Common stock--Atlantic American Corporation             $ 68,642           $ 42,542
                                                                              --------           --------

                  Changes in net assets:
                      Contributions--employer                                 $ 44,553
                      Net depreciation in fair value of common stock           (14,221)
                      Benefits paid to participants                               (977)
                      Transfers to participant-directed investments             (3,255)
                                                                              --------
                                                                              $ 26,100
                                                                              ========

5.       TAX STATUS

         The Internal Revenue Service issued a determination letter dated June 14, 2000 stating that the Plan was in accordance with applicable plan requirements as of that date. The Plan has been amended since receiving the determination letter and the plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, the plan administrator believes that the Plan was qualified and the related trust was tax-exempt as of December 31, 2000 and 1999.

6.       PLAN TERMINATION

         Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become fully vested in their accounts as of the termination date.

7.       NONEXEMPT TRANSACTIONS

         During the year ended December 31, 2000, the Company failed on three occasions to remit participant contributions to the Plan within the time required by the Department of Labor. Such transactions represent nonexempt loans of funds to the Company from the Plan (identified in Schedule II). The Company is currently in the process of calculating the lost earnings on the nontimely contributions and intends to allocate such lost earnings to affected participants.

8.       RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

         The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as follows for the year 2000:

                  Net assets available for plan benefits per the financial statements                    $4,898,277
                      Less amounts allocated to withdrawing participants                                    (24,527)
                                                                                                         ----------
                  Net assets available for plan benefits per the Form 5500                               $4,873,750
                                                                                                         ==========

                  Benefits paid to participants per the financial statements                             $  427,546
                      Plus amounts allocated for withdrawing participants                                    24,527
                                                                                                         ----------
                  Benefits paid to participants per the Form 5500                                        $  452,073
                                                                                                         ==========

                                                                      SCHEDULE I

                          ATLANTIC AMERICAN CORPORATION

                         401(K) RETIREMENT SAVINGS PLAN


          SCHEDULE H, LINE 4I--SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                DECEMBER 31, 2000

                                                                                                                          CURRENT
      IDENTITY OF ISSUER                              DESCRIPTION OF INVESTMENT                                COST        VALUE
-------------------------------  -------------------------------------------------------------------------    ------    -----------
* INVESCO FUNDS GROUP            INVESCO Cash Reserves Fund, 277,210 shares                                       (a)   $   277,210
                                 INVESCO Equity Income Fund, 67,569 shares                                        (a)       970,297
                                 INVESCO Select Income Fund, 45,129 shares                                        (a)       267,618
                                 INVESCO Balanced Fund, 47,361 shares                                             (a)       798,512
                                 INVESCO Dynamics Fund, 81,838 shares                                             (a)     1,945,293
                                 INVESCO Small Company Growth Fund, 4 shares                                      (a)            65
                                 IRT 500 Index Fund, 2 shares                                                     (a)            65

* ATLANTIC AMERICAN CORPORATION  Atlantic American Corporation common stock, 270,509 shares                   550,394       541,018

* AIM FUNDS MANAGEMENT           AIM Basic Value Fund, 3 shares                                                   (a)            98

  JANUS FUNDS                    Janus Twenty Fund, 43 shares                                                     (a)         2,350
                                 Janus Adviser Worldwide Fund, 2 shares                                           (a)            65

* VARIOUS PLAN PARTICIPANTS      Participant loans with varying maturities and interest rates ranging from
                                    8.75% to 10.5%                                                                (a)        32,104
                                                                                                                        -----------
                                               Total                                                                    $ 4,834,695
                                                                                                                        ===========

                         *Indicates a party in interest.

                            (a) Participant-directed.

          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II



                          ATLANTIC AMERICAN CORPORATION

                         401(K) RETIREMENT SAVINGS PLAN


                  SCHEDULE G, PART III--NONEXEMPT TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                                         VALUE
IDENTITY OF ISSUER OR PARTY INVOLVED      RELATIONSHIP TO PLAN               DESCRIPTION OF TRANSACTIONS                OF ASSET
------------------------------------      --------------------     -----------------------------------------------      --------
   ATLANTIC AMERICAN CORPORATION              Plan sponsor         Deemed loan to the Company dated September 2000       $32,389
                                                                   Deemed loan to the Company dated October 2000          31,437
                                                                   Deemed loan to the Company dated November 2000         30,645

          The accompanying notes are an integral part of this schedule.